Calculation of Filing Fee Tables
S-1
SPACCircle Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one redeemable warrant and one right ("Share Right") to receive one-third (1/3) of one Class A ordinary share upon the consummation of an initial business combination	457(a)	17,250,000	$ 10.00	$ 172,500,000.00	0.0001381	$ 23,822.25
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	17,250,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants included as part of the units	Other	17,250,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	457(a)	17,250,000	$ 11.50	$ 198,375,000.00	0.0001381	$ 27,395.59
Fees to be Paid	5	Equity	Share Rights included as part of the units	Other	17,250,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	Class A ordinary shares underlying Share Rights included as part of the units	457(a)	5,750,000	$ 10.00	$ 57,500,000.00	0.0001381	$ 7,940.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 428,375,000.00		$ 59,158.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 59,158.59
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Includes 2,250,000 units, consisting of 2,250,000 Class A ordinary shares, 2,250,000 redeemable warrants and 2,250,000 Share Rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date